Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]


Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                         KLAMATH FIRST BANCORP, INC.
------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                         KLAMATH FIRST BANCORP, INC.
------------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
               N/A
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(2)  Aggregate number of securities to which transactions applies:
               N/A
------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
               N/A
------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
               N/A
------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
               N/A
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(2)  Form, schedule or registration statement no.:
               N/A
------------------------------------------------------------------------------
(3)  Filing party:
               N/A
------------------------------------------------------------------------------
(4)  Date filed:
               N/A
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







                             December 22, 2000




Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Klamath First Bancorp, Inc. ("Company"), the holding company for Klamath First Federal Savings and Loan Association. The meeting will be held at the Shilo Inn, 2500 Almond Street, Klamath Falls, Oregon, on Wednesday, January 24, 2001, at 2:00 p.m., Pacific Time.

     The Notice of Annual Meeting of Shareholders and the Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Deloitte & Touche LLP, the Company's independent auditors, will be present to respond to any questions our shareholders may have.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, please sign, date and return the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.

                              Sincerely,

                              /s/ Kermit K. Houser

                              Kermit K. Houser
                              President and Chief Executive Officer

                        KLAMATH FIRST BANCORP, INC.
                              540 Main Street
                        Klamath Falls, Oregon 97601
                              (541) 882-3444

------------------------------------------------------------------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held on January 24, 2001
------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN THAT, the Annual Meeting of Shareholders ("Meeting") of Klamath First Bancorp, Inc. ("Company") will be held at the Shilo Inn, 2500 Almond Street, Klamath Falls, Oregon, on Wednesday, January 24, 2001, at 2:00 p.m., Pacific Time.

     The Meeting is for the purpose of considering and acting upon:

     1.   The election of three directors of the Company;

     2. The approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2001; and

     3 Such other matters as may properly come before the Meeting or any adjournments thereof.

    NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Shareholders of record at the close of business on November 22, 2000, are the shareholders entitled to receive notice of and to vote at the Meeting and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the Meeting and vote in person.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Robert A. Tucker

                              ROBERT A. TUCKER
                              SECRETARY


Klamath Falls, Oregon
December 22, 2000


------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                             PROXY STATEMENT
                                    OF
                        KLAMATH FIRST BANCORP, INC.
                             540 Main Street
                        Klamath Falls, Oregon 97601
                              (541) 882-3444

------------------------------------------------------------------------------
                       ANNUAL MEETING OF SHAREHOLDERS
                             January 24, 2001
------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Klamath First Bancorp, Inc. ("Company"), the holding company for Klamath First Federal Savings and Loan Association ("Association"), to be used at the Annual Meeting of Shareholders of the Company ("Meeting"). The Meeting will be held at the Shilo Inn, 2500 Almond Street, Klamath Falls, Oregon, on Wednesday, January 24, 2001, at 2:00 p.m., Pacific Time. The accompanying Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed form of Proxy are being first mailed to shareholders on or about December 22, 2000.

------------------------------------------------------------------------------
                         VOTING AND PROXY PROCEDURE
------------------------------------------------------------------------------

     Shareholders Entitled to Vote at Meeting. Shareholders of record at the close of business on November 22, 2000 ("Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. As of the close of business on the Record Date, the Company had 7,318,726 shares of Common Stock issued and outstanding.

     Quorum Requirement. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

     Proxies; Proxy Revocation Procedures. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where a proxy card is properly signed but no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below and FOR the approval of the appointment of Deloitte & Touche LLP as independent auditors. If a shareholder attends the Meeting, he or she may vote by ballot.

     If a shareholder is a participant in the Klamath First Federal Savings and Loan Association Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP, and allocated shares for which no voting instructions are received from participants, will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

     Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later dated proxy before a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     Vote Required. The three directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee for election as directors. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast.

     The approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2001 requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

------------------------------------------------------------------------------
       VOTING SECURITIES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of 5% of the outstanding shares of the Company's Common Stock are required to file with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based solely upon the receipt of such reports, other than as set forth in the following table, management knows of no person who owned more than 5% of the outstanding shares of Common Stock as of the Record Date. In addition, the following table sets forth, as of the Record Date, information as to the shares of the Common Stock beneficially owned by each director and named executive officer and by all executive officers and directors of the Company as a group.

                                                    Number of
                                                     Shares        Percent of
                                                   Beneficially     Shares
Name                                                 Owned (1)    Outstanding
----                                               ------------   -----------

Klamath First Federal Savings and Loan
Association Employee Stock Ownership Plan            489,325         6.69%
540 Main Street
Klamath Falls, Oregon 97601

Dimensional Fund Advisors, Inc.(2)                   557,900         7.62
1299 Ocean Avenue
11th Floor
Santa Monica, California 90401

Directors and Named Executive Officers(3)

Rodney N. Murray, Chairman of the Board               81,896(4)      1.12
Gerald V. Brown, President and Chief
 Executive Officer(5)                                288,469(6)      3.94
Bernard Z. Agrons                                     61,313(7)      *
J. Gillis Hannigan                                    59,774(8)      *
Dianne E. Spires                                      24,760(9)      *
Timothy A. Bailey                                     61,409(10)     *
James D. Bocchi                                       69,482(11)     *
William C. Dalton                                     49,631(12)     *
Kermit K. Houser, President and Chief
 Executive Officer(5)                                     --(13)     --
Robert A. Tucker, Senior Vice President
 and Secretary                                       186,684(14)     2.55
All Executive Officers and
 Directors as a Group (11 persons)                 1,037,791(15)    14.18

                             (footnotes on next page)

--------------------
*    Less than 1% of shares outstanding.
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he has voting and/or investment power with respect to such security or has a right to acquire, through the exercise of outstanding options or otherwise, beneficial ownership at any time within 60 days from the Record Date. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table possess voting and/or investment power.
(2)  Based on a Schedule 13G, dated February 3, 2000, filed with the SEC.
(3) Under SEC regulations, the term "named executive officer(s)" is defined to include the chief executive officer, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Gerald V. Brown and Robert A. Tucker were the Company's only "named executive officers" for the fiscal year ended September 30, 2000.
(4) Includes 48,934 shares underlying stock options exercisable within 60 days of the Record Date.
(5) Mr. Brown served as President and Chief Executive Officer of the Association and the Company, and as a director of the Company, until his resignation in August 2000. Mr. Kermit K. Houser was hired by the Company as Mr. Brown's successor, effective November 15, 2000.
(6) Includes 195,730 shares underlying stock options exercisable within 60 days of the Record Date.
(7) Includes 36,536 shares underlying stock options exercisable within 60 days of the Record Date.
(8) Includes 36,536 shares underlying stock options exercisable within 60 days of the Record Date.
(9) Includes 18,594 shares underlying stock options exercisable within 60 days of the Record Date.
(10) Includes 36,536 shares underlying stock options exercisable within 60 days of the Record Date.
(11) Includes 36,536 shares underlying stock options exercisable within 60 days of the Record Date.
(12) Includes 36,536 shares underlying stock options exercisable within 60 days of the Record Date.
(13) Mr. Houser does not beneficially own any of the Company's Common Stock at this time.
(14) Includes 125,267 shares underlying stock options exercisable within 60 days of the Record Date.
(15) Includes 665,155 shares underlying stock options exercisable within 60 days of the Record Date.

------------------------------------------------------------------------------
                      PROPOSAL I - ELECTION OF DIRECTORS
------------------------------------------------------------------------------

     The Company's Board of Directors consists of eight directors as required by the Company's Bylaws. The Company's Bylaws also provide that directors will be elected for three-year staggered terms with approximately one-third of the directors elected each year. Effective August 2000, Gerald V. Brown resigned his position as President and Chief Executive Officer of the Company and the Association and as a director of the Company. Effective November 15, 2000, Kermit K. Houser was hired by the Company as Mr. Brown's successor.

     The nominees for election this year are Kermit K. Houser, Rodney N. Murray and Bernard Z. Agrons, all of whom are current members of the Board of Directors. Messrs. Murray and Agrons have each been nominated to serve for a three-year term. Mr. Houser has been nominated to serve for a two-year term to fill the vacancy created by the resignation of Gerald V. Brown whose term as director would have expired in 2002.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees for the terms specified in the table below. If the nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.

     The Board of Directors recommends a vote "FOR" the election of Messrs. Houser, Murray and Agrons.

     The following table sets forth certain information regarding the nominees for election at the Meeting and the directors continuing in office after the Meeting.
                                                          Year First
                                                          Elected or
                             Principal Occupation         Appointed   Term to
    Name          Age(1)    During Last Five Years        Director(2) Expire
    ----          ------    ----------------------        ----------- ------

                              BOARD NOMINEES

Kermit K. Houser   57    President and Chief Executive        2000    2002(3)
                         Officer of the Company and the
                         Association since November 2000.
                         Prior to joining the Company,
                         employed in various capacities
                         by Bank of America from 1991 to
                         November 2000, as senior vice
                         President and manager for commercial
                         banking; executive vice president
                         and senior credit officer; and most
                         recently, as senior vice president
                         and market executive for Bank of
                         America's South Valley commercial
                         banking, in Fresno, California.

Rodney N. Murray   72    Owner and operator of Rod Murray     1976    2004(3)
                         Ranch, Klamath Falls, Oregon.

Bernard Z. Agrons  78    Retired; Weyerhaeuser Company Vice   1974    2004(3)
                         President for the Eastern Oregon
                         Region until 1981.  Former State
                         Representative in the Oregon State
                         Legislature from 1983 to 1991.

                          DIRECTORS CONTINUING IN OFFICE

J. Gillis Hannigan 71    Retired; Former Executive Vice       1987    2002
                         President of Modoc Lumber, Klamath
                         Falls, Oregon.

Dianne E. Spires   46    Certified public accountant;         1997    2002
                         Partner in Rusth, Spires & Menefee,
                         LLP, Klamath Falls, Oregon.

Timothy A. Bailey  54    Senior Vice President - Klamath      1993    2003
                         Operations for Regence Blue Cross/
                         Blue Shield, a health insurance
                         company.

James D. Bocchi    76    Retired; President of the Associa-   1983    2003
                         tion from 1984 to 1994.

William C. Dalton  69    Retired, former owner of W.C.        1972    2003
                         Dalton and Company, farming.

                           (footnotes on next page)

------------------
(1) As of September 30, 2000.
(2) Includes service on the Board of Directors of the Association.
(3) Assuming election or re-election at the Meeting.

------------------------------------------------------------------------------
            MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
------------------------------------------------------------------------------

     The Boards of Directors of the Company and the Association conduct their business through meetings of the Boards and through their committees. During the fiscal year ended September 30, 2000, the Board of Directors of the Company held 12 regular meetings and no special meetings and the Board of Directors of the Association held 12 regular meetings. No director of the Company or the Association attended fewer than 75% of the total meetings of the Boards and committees on which such person served during this period.

     The Boards of Directors of the Company and the Association have established various committees, including Executive, Audit, Compensation and Nominating Committees.

     The Executive Committee consists of Messrs. Bocchi, Dalton, Hannigan and Murray. The Executive Committee has the power and authority to act on behalf of the Board of Directors on matters between regularly scheduled Board meetings unless specific Board of Directors' action is otherwise required. The Executive Committees of the Company and of the Association met four times during the year ended September 30, 2000.

     The Audit Committee consists of Messrs. Agrons, Dalton and Murray and Ms. Spires. The Audit Committee reviews the internal auditors' reports and results of their examination prior to review by and with the entire Board of Directors and retains and establishes the scope of engagement of the Company's independent auditors. The Audit Committee met four times during the year ended September 30, 2000. For additional information regarding the Audit Committee, see "Audit Committee Matters" below.

     The Compensation Committee, consisting of Messrs. Hannigan, Agrons and Bailey, reviews and recommends compensation arrangements for management and other personnel. The Compensation Committee met four times during the year ended September 30, 2000.

     The Nominating Committee, consisting of the Company's full Board of Directors, selects the nominees for election as directors. The Nominating Committee met twice to nominate the nominees for directors at the Meeting.

------------------------------------------------------------------------------
                           DIRECTORS' COMPENSATION
------------------------------------------------------------------------------

     The Company and the Association each pay fees to its directors, and each director of the Company is a director of the Association. Each director of the Company receives a quarterly fee of $1,000, except that the Chairman of the Board receives a quarterly fee of $1,250. Each director of the Association other than the Chairman of the Board receives an annual retainer of $10,900 and a fee of $1,550 per month for attendance at regular Board meetings. The Chairman of the Board of the Association receives the same annual retainer as other directors but a fee of $1,950 per month for attendance at regular Board meetings. The Company and the Association paid total fees to directors of $236,100 for the fiscal year ended September 30, 2000, and $16,800 was paid to one director emeritus.

     The Association also maintains an unfunded supplemental benefit plan to provide retirement benefits to members of the Board of Directors. Payments are based on directors' fees paid by the Association and continue for a period of five years following a director's retirement, except for directors who served at January 1, 1992, who receive this fee for life.

------------------------------------------------------------------------------
                          EXECUTIVE COMPENSATION
------------------------------------------------------------------------------

     Summary Compensation Table. The following information is provided for Messrs. Brown and Tucker. Notwithstanding that Mr. Brown resigned as President and Chief Executive Officer in August 2000, information regarding his compensation is presented in accordance with SEC regulations.

                                                     Long-Term
                                                    Compensation
                             Annual Compensation(1)   Awards
                             ---------------------- ------------
                                                     Restricted     All Other
                                                        Stock       Compensa-
Name and Position       Year  Salary($)(2)  Bonus($) Awards($)(3)   tion($)(4)
-----------------       ----  ------------  -------- ------------   ----------

Gerald V. Brown(5)      2000   $200,772     $    --      $--         $32,600
President and Chief     1999    182,412      12,845       --          37,913
Executive Officer       1998    168,312      25,245       --          39,050
and Director

Robert A. Tucker        2000   $109,164     $ 2,183      $--         $32,600
Senior Vice President   1999     98,964       5,084       --          37,913
and Secretary           1998     93,384       9,600       --          39,050

--------------------
(1) All compensation is paid by the Association. Excludes certain additional benefits which did not exceed the lesser of $50,000 or 10% of salary and bonus.
(2) Salary for Mr. Brown included directors' fees of $32,900.
(3) Represents the value of restricted stock awards at April 9, 1996, the date of grant, pursuant to the Management Recognition and Development Plan ("MRDP"). Dividends are paid on such awards if and when dividends are declared and paid by the Company on the Common Stock. At September 30, 2000, the value of the unvested awards (which vest pro rata over the remaining one-year period) was approximately $237,074 (18,594 shares at $12.75 per share) for Mr. Brown and approximately $149,736 (11,744 shares at $12.75 per share) for Mr. Tucker.
(4) Represents the cost to the Company of awards under the ESOP.
(5) On November 15, 2000, Kermit K. Houser was selected by the Board of Directors to become the President and Chief Executive Officer of the Company and the Association.

    Option Grants. There were no options granted during the fiscal year ended September 30, 2000.

    Option Exercise/Value Table. The following information is provided for Messrs. Brown and Tucker. Mr. Brown resigned as President and Chief Executive Officer in August 2000.

                                                         Number of                   Dollar Value of
                       Number of                     Unexercised Options          In-the-Money Options
                         Shares      Dollar         at Fiscal Year End(#)         at Fiscal Year End($)
                      Acquired on    Value       --------------------------    --------------------------
      Name            Exercise(#)  Realized($)   Exercisable  Unexercisable    Exercisable  Unexercisable
      ----            -----------  -----------   -----------  -------------    -----------  -------------

Gerald V. Brown(1)        --           $--          195,730        48,932        $  -0-       $  -0-

Robert A. Tucker          --           $--          125,267        31,317        $  -0-       $  -0-


-----------------
(1) Mr. Brown's options were accelerated and fully exercisable through October 1, 2001.

     Employment Agreement. The Company and the Association (collectively, "Employers") have entered into a three-year employment agreement ("Employment Agreement") with Mr. Tucker (the "Executive").

     Under the Employment Agreement, the current salary level for Mr. Tucker is $109,164, which amount will be paid by the Association and which may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the commencement date of the Employment Agreement, the term of the agreement may be extended for an additional year at the discretion of the Board of Directors. The current term for Mr. Tucker's Employment Agreement expires on October 4, 2001. The Employment Agreement is terminable by the Employers for just cause at any time or upon the occurrence of certain events specified by federal regulations.

     The Employment Agreement provides for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, Mr. Tucker is assigned duties inconsistent with his respective position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the Employment Agreement as, among other things, any time during the period of employment when (a) a person other than the Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

     The maximum value of the severance benefits under the Employment Agreement is 2.99 times the Executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). Such amounts will be paid in a lump sum within ten business days following the termination of employment. Had a change in control of the Employers occurred in 2000, Mr. Tucker would have been entitled to a severance payment of approximately $210,934. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), provides that certain severance payments which equal or exceed three times the base compensation of the individual are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

     The Employment Agreement restricts the Executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if an Executive voluntarily terminates employment, except in the event of a change in control.

     The Employers had entered into an employment agreement with Mr. Brown on substantially similar terms. Mr. Brown's employment agreement was terminated upon his resignation. In connection with his resignation, the Boards of Directors of the Employers authorized severance compensation payable to Mr. Brown in installments of $16,731 per month beginning September 1, 2000 to October 1, 2001. Each payment is subject to all applicable federal and state
withholding obligations.   Mr. Brown also received a lump-sum payment of
$109,700 on December 1, 2000. As a condition of payment, Mr. Brown has agreed not to compete with the Employers for a period of one year.

     Retirement Plan. The Association participates in the Financial Institutions Retirement Fund ("FIRF"), a defined benefit retirement plan. All employees working at least 1,000 hours per year are eligible to participate in the FIRF after completion of one year of service to the Association. Benefits are based upon years of service and salary excluding bonuses, fees, commissions, etc. Participants are fully vested in their accrued benefit after five years of service. At September 30, 2000, Mr. Tucker had 25 years of credited service under the FIRF.

     The normal retirement age is 65 and the early retirement age is before age 65, but at least age 45. Normal retirement benefits are equal to 1.5% multiplied by the years of benefit service to the Association and by the employee's average base salary for the five highest consecutive years preceding retirement up to the covered compensation level. An employee may also elect early retirement in which case the retirement benefit payable at age 65 will equal the vested amount of the employee's normal retirement benefit accrued through the employee's last day of employment. However, if payments commence prior to age 65, the benefit is reduced proportionately based on the employee's age. Payment may also be deferred to any time up to age 70, in which case the retirement allowance payable at age 65 will be increased by .8% for each month of deferment after age 65 (to a maximum increase of 48%). The Association's contributions are determined actuarially in an amount necessary to fund the accrued and anticipated benefits. Upon retirement, the regular form of benefit under the FIRF is an annuity payable in equal monthly installments for the life of the employee. Optional annuity benefit forms or a lump sum distribution may also be elected by the employee. Benefits are not reduced by a participant's social security benefits.

     The following table indicates the annual retirement benefits that would be payable under the FIRF upon retirement at age 65 to a participant electing to receive his or her retirement benefits in the standard form of benefits, assuming various specified levels of the FIRF compensation and various specified years of credited service. Under the Code, maximum annual benefits under the FIRF are limited to $130,000 per year for the 2000 calendar year.

                                           Years of Service
 Highest Five Year  ----------------------------------------------------------
Annual Compensation      15          20          25          30         35
------------------- ----------------------------------------------------------
    $  10,000       $  2,250    $  3,000    $  3,750    $  4,500    $  5,250
    $  20,000          4,500       6,000       7,500       9,000      10,500
    $  30,000          6,750       9,000      11,250      13,500      15,750
    $  40,000          9,000      12,000      15,000      18,000      21,000
    $  50,000         11,250      15,000      18,750      22,500      26,250
    $  60,000         13,500      18,000      22,000      27,000      31,500
    $  70,000         15,750      21,000      26,250      31,500      36,750
    $  80,000         18,000      24,000      30,000      36,000      42,000
    $  90,000         20,250      27,000      33,750      40,500      47,250
    $ 100,000         22,500      30,000      37,500      45,000      52,500
    $ 110,000         24,750      33,000      41,250      49,500      57,750

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

------------------------------------------------------------------------------
                          AUDIT COMMITTEE MATTERS
------------------------------------------------------------------------------

     Audit Committee Charter. The Audit Committee operates pursuant to a Charter approved by the Company's Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent accountants, the internal audit department, and management of the Company. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

     Report of the Audit Committee. The Audit Committee reports as follows with respect to the Company's audited financial statements for the year ended September 30, 2000:

     -- The Audit Committee has completed its initial review and discussion of the Company's 2000 audited financial statements with management and final approval is scheduled for December 27, 2000;

     -- The Audit Committee has discussed with the independent auditors (Deloitte & Touche LLP) the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including, matters related to the conduct of the audit of the Company's financial statements;

     -- The Audit Committee has received written disclosures, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditors independence, and the letter from the independent auditors confirming that, in its professional judgment, it is independent from the Company and its related entities, and has discussed with the auditors the auditors' independence from the Company; and

     -- The Audit Committee has, based on its initial review and discussions with management of the Company's 2000 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that the Company's audited financial statements for the year ended September 30, 2000 be included in the Company's Annual Report on Form 10-K and final approval of that recommendation is scheduled for December 27, 2000.

Audit Committee consisting of:      Bernard Z. Agrons, Chairman
                                    William C. Dalton
                                    Rodney N. Murray
                                    Dianne E. Spires

     Independence and Other Matters. Each member of the Audit Committee is "independent," as defined, in the case of the Company, under the Nasdaq Stock Market Rules. The Audit Committee members do not have any relationship to the Company that may interfere with the exercise of their independence from management and the Company. None of the Audit Committee members are current officers or employees of the Company or its affiliates.

------------------------------------------------------------------------------
                       COMPENSATION COMMITTEE MATTERS
------------------------------------------------------------------------------

     Report of the Compensation Committee. The Compensation Committee's duties are to recommend and administer policies that govern executive compensation for the Company and the Association. The Compensation Committee evaluates executive performances, compensation policies and salaries and makes recommendations to the Board of Directors concerning the compensation of each named executive officer and other executive officers. The Board of Directors reviews the Compensation Committee's recommendations and establishes compensation levels for the coming year.

     The executive compensation policy of the Company and the Association is designed to establish an appropriate relationship between executive pay and the Company's and the Association's annual and long-term performance, long-term growth objectives, and their ability to attract and retain qualified executive officers. The principles underlying the program are:

     -- To attract and retain key executives who are vital to the long-term success of the Company and the Association and who are of the highest caliber;

     -- To provide compensation levels competitive with those offered throughout the financial industry; and

     -- To motivate executives to enhance long-term shareholder value by building their personal ownership in the Company.

     The Compensation Committee also considers a variety of subjective and objective factors in determining the compensation package for individual executives, including (i) the performance of the Company and the Association as a whole with emphasis on annual and long-term performance, (ii) the responsibilities assigned to each executive, and (iii) the performance of each executive of assigned responsibilities as measured by the progress of the Company and the Association during the year.

     Independent compensation consultants, such as Martech Associates, Inc., Portland, Oregon, are periodically engaged to review the compensation levels of management as compared with peers with comparable responsibilities in other financial institutions. The Compensation Committee also considers compensation surveys prepared by The Bank Administration Institute, America's Community Bankers, Ben S. Cole Financial Survey of Executive Salaries and Benefits, and Milliman & Robertson.

     Although the Compensation Committee did not establish executive compensation levels on the basis of whether specific financial goals had been achieved by the Company and the Association, the Compensation Committee (and the Board of Directors) considered the overall profitability of the Company and the Association when making their decisions. The Compensation Committee believes that management compensation levels, as a whole, appropriately reflect the application of the Company's and Association's executive compensation policy and the progress of the Company and the Association.

     During the fiscal year ended September 30, 2000, the base compensation for the Company's Senior Vice President and Secretary, Robert A. Tucker, was $109,164 which represented a 10% increase from the previous fiscal year. The Compensation Committee believes the increase is appropriate based on competitive salary surveys.

     The compensation for the Company's new President and Chief Executive Officer (effective as of November 15, 2000 and succeeding Gerald V. Brown who resigned in August 2000), Kermit K. Houser, will be determined in the same manner as the other executive officer described above.

Compensation Committee consisting of:   J. Gillis Hannigan, Chairman
                                        Timothy A. Bailey
                                        Bernard Z. Agrons

     Compensation Committee Interlocks and Insider Participation. No executive officer of the Company or the Association has served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company or the Association has served as a director of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company or the Association has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Association.

------------------------------------------------------------------------------
                              PERFORMANCE GRAPH
------------------------------------------------------------------------------

     Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Index (U.S. Companies) and with the SNL $1 Billion to $5 Billion Thrift Index. Total return assumes the reinvestment of all dividends.

                    10-05-95  09-30-96  09-30-97  09-30-98  09-30-99  09/30/00
                    --------  --------  --------  --------  --------  --------
Klamath First
 Bancorp, Inc.      $100.00   $115.50   $182.51   $146.31   $109.60   $114.59
The Nasdaq Index
 (U.S. Companies)    100.00    122.13    167.65    170.51    278.24    369.39
SNL $1 Billion to
 $5 Billion Thrift
 Index               100.00    123.27    210.73    200.87    204.97    218.85


------------------------------------------------------------------------------
                 COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
------------------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that, during the fiscal year ended September 30, 2000, all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were complied with properly and timely.

------------------------------------------------------------------------------
                  CERTAIN TRANSACTIONS WITH THE ASSOCIATION
------------------------------------------------------------------------------

     The Association has followed the policy of granting loans to its officers, directors and employees. Loans to such persons are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee), and, in the opinion of management, do not involve more than the normal risk of collectability or present other unfavorable features. At September 30, 2000, loans to directors and executive officers totalled approximately $2.1 million.

------------------------------------------------------------------------------
      PROPOSAL II -- APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
------------------------------------------------------------------------------

     Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended September 30, 2000. The Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 2001, subject to approval by stockholders. A representative of Deloitte & Touche LLP will be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he so desires.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001.

------------------------------------------------------------------------------
                             OTHER MATTERS
------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Company. Directors, officers and regular employees of the Company and the Association may solicit proxies personally or by telecopier or telephone without additional compensation.

     The Company's Annual Report to Shareholders has been mailed to all shareholders of record as of the close of business on the Record Date. Any shareholder who has not received a copy of such annual report may obtain a copy by writing to the Company. Such annual report is not to be treated as part of this proxy solicitation material or as having been incorporated herein by reference.

------------------------------------------------------------------------------
                            SHAREHOLDER PROPOSALS
------------------------------------------------------------------------------

     In order to be eligible for inclusion in the proxy materials of the Company for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's main office at 540 Main Street, Klamath Falls, Oregon, no later than August 24, 2001. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

     The Company's Articles of Incorporation provide that shareholders will have the opportunity to nominate directors of the Company if such nominations are made in writing and are delivered to the Secretary of the Company not less than 30 days nor more than 60 days before the annual meeting of shareholders; provided, however, if less than 31 days notice is given, such notice shall be delivered to the Secretary of the Company no later than the close of the tenth day following the date on which notice of the meeting was mailed to shareholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee for election as a director, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the shareholder giving such notice (a) his or her name and address as they appear on the Company's books and (b) the class and number of shares of the Company which are beneficially owned by such shareholder.

------------------------------------------------------------------------------
                                  FORM 10-K
------------------------------------------------------------------------------

     A copy of the Annual Report on Form 10-K as filed with the SEC will be furnished without charge to shareholders as of the close of business on the Record Date upon written request to Robert A. Tucker, Secretary, Klamath First Bancorp, Inc., 540 Main Street, Klamath Falls, Oregon 97601.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ Robert A. Tucker

                                  ROBERT A. TUCKER
                                  SECRETARY


Klamath Falls, Oregon
December 22, 2000

                                                                   Exhibit A

                         KLAMATH FIRST BANCORP, INC.
                          AUDIT COMMITTEE CHARTER

                              April 26, 2000


Mission
-------

The mission of the Audit Committee of the Board of Directors (the "Board") of Klamath First Bancorp, Inc. (the "Company") shall be to assist the Board in fulfilling its responsibilities by overseeing and reporting to the Board with respect to the general policies and practices of the Company (and its subsidiaries) relating to accounting, reporting practices, adequacy of internal controls, quality and integrity of financial reporting, and such other matters as may be assigned by the Board. The Audit Committee shall maintain free and open communication with the Board, external auditors, internal auditors, and management. In carrying out its mission, the Audit Committee shall have discretion to initiate such investigations as it shall deem necessary and shall have standing authority to employ special counsel or experts in circumstances when it determines that necessary resources cannot be provided by regular support staff. The Audit Committee shall coordinate and act as the audit committee for all the Company's operations, including subsidiary companies.


Composition
-----------

The Audit Committee shall consist of three or more directors appointed by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. "Independent director" shall have the same meaning as defined in National Association of Securities Dealers, Inc., Rule No. 4200. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation, or outside consultants or vendors.


Meetings
--------

Regular meetings of the Audit Committee shall be held no less frequently than quarterly, on a schedule to be adopted by the Audit Committee. Special meetings of the Audit Committee may be held for any purpose when called by the Chair or any member. The Audit Committee may meet in separate executive sessions with management, external auditors, and internal audit to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.


Duties
------

To fulfill its responsibilities and duties, the Audit Committee shall:

Financial Statements and External Auditors
------------------------------------------

Review and update this Charter periodically, at least annually, as conditions dictate.

Recommend to the Board the selection of the external auditors, considering independence and effectiveness and approve the fees and other compensation to be paid to the external auditors. The external auditors are ultimately accountable to the Audit Committee and Board, as representatives of shareholders. The Audit Committee and Board have the ultimate authority to and responsibility to select, evaluate, and where appropriate, replace the external auditor.

Receive and review a formal written statement from the external auditor delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Statement 1. The Audit Committee will actively discuss with the external auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor, and will recommend to the Board any appropriate actions to ensure the independence of the external auditor.

Review the plan, scope, and results of the external auditors' annual audit of the Company's financial statements, including the independent auditors' report thereon, conclusions regarding significant accounting estimates, and recommendations with respect to accounting practices, policies or procedures.

Review with management and the external auditors their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control structure.

Discuss with management any issues regarding the external auditor, such as management's evaluation of factors relating to the external auditor's independence, or significant disagreements between management and the external auditor.

Review management's engagement of the external auditor to perform non-audit services, to determine if such engagement unduly influences or compromises the auditor's independence.

Review with management the Company's compliance with laws and regulations designated by its regulators, including, but not limited to those related to safety and soundness, loans to insiders, and dividend restrictions.

Report promptly to the Board its deliberations and recommendations.


Internal Audit
--------------

Annually review the audit plan covering the proposed activities of the Internal Audit Department.

Receive reports, at last annually, from the manager of the Internal Audit Department covering organization and staffing of the department, scope of activities, procedures for selection of audits and other relevant information.

Review internal audit findings quarterly.

Review and concur in the appointment, replacement, reassignment or dismissal of the manager of the Internal Audit Department.

                              REVOCABLE PROXY
                        KLAMATH FIRST BANCORP, INC.

                      ANNUAL MEETING OF SHAREHOLDERS
                             January 24, 2001

     The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Klamath First Bancorp, Inc. ("Company") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Meeting"), to be held at the Shilo Inn, 2500 Almond Street, Klamath Falls, Oregon, on Wednesday, January 24, 2001, at 2:00 p.m., Pacific Time, and at any and all adjournments thereof, as follows:

                                                      VOTE          VOTE
                                                      FOR         WITHHELD
                                                      ---         --------

     1.  The election as directors of all nominees    [  ]          [  ]
         listed below (except as marked to the
         contrary below).

         Kermit K. Houser
         Rodney N. Murray
         Bernard Z. Agrons

         INSTRUCTION:  To withhold your vote
         for any individual nominee(s), write that nominee's(s') name(s) on the line below.


         ----------------------------------------

                                                        FOR  AGAINST  ABSTAIN
                                                        ---  -------  -------
      2.  The approval of the appointment of Deloitte   [  ]  [  ]     [  ]
          & Touche LLP as independent auditors for the fiscal year ending September 30, 2001.

      3.  Such other matters that may properly
          come before the Meeting or any
          adjournments thereof.


      The Board of Directors recommends a vote "FOR" the above proposals.

------------------------------------------------------------------------------
THIS PROXY, RETURNED PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
------------------------------------------------------------------------------

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of Notice of Annual Meeting of Shareholders, a proxy statement for the Annual Meeting of Shareholders, and an Annual Report to Shareholders.



Dated:                         , 2001
       -----------------------




---------------------------------      --------------------------------------
PRINT NAME OF SHAREHOLDER              PRINT NAME OF SHAREHOLDER


---------------------------------      --------------------------------------
SIGNATURE OF SHAREHOLDER               SIGNATURE OF SHAREHOLDER



Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one holder need sign, but each holder should sign, if possible.


------------------------------------------------------------------------------
      PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
                  ENCLOSED POSTAGE-PREPAID ENVELOPE.
------------------------------------------------------------------------------